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                                                                    Exhibit 23.3


                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this Amendment No. 1 to Registration Statement on Form S-4 of Plato Learning, Inc. of our reports dated December 5, 2000 relating to the financial statements and financial statement schedule, which appear in Plato Learning, Inc.'s Annual Report on Form 10-K for the year ended October 31, 2000. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Amendment No. 1 to Registration Statement.





PricewaterhouseCoopers LLP


Minneapolis, Minnesota
March 1, 2001